Exhibit 99.1
LIFEVANTAGE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2009 FINANCIAL AND
OPERATING RESULTS
San Diego, CA, September 29, 2009, LifeVantage Corporation (OTCBB: LFVN), a science-based, natural products company dedicated to helping people reach their health and wellness goals through science-based solutions for oxidative stress and the maker of both Protandim® and TrueScience™ Anti-Aging Cream, announced today fourth quarter and fiscal year 2009 financial and operating results.
The Company recorded net revenues of $4.1 million and a net loss of ($9.1) million, or ($0.23) per share, for its year ended June 30, 2009. For its year ended June 30, 2008, the Company recorded net revenues of $3.2 million and a net loss of ($2.1) million or ($0.09) per share.
During its fourth quarter fiscal year 2009, the Company recorded net revenue of $1.6 million, which represents an increase of approximately 150% from the net revenue of $0.6 million for the third quarter fiscal year 2009 and a net loss of ($5.3) million or ($0.11) per share. During its fourth quarter fiscal year 2008, the Company recorded net revenues of $0.8 million and a net loss of $(0.7) million, or $(0.03) per share.
“This past fiscal year has been a transitional one for LifeVantage,” stated David W. Brown, President & CEO. “We entered the multi-billion dollar network marketing industry, by far the fastest growing sales channel for dietary supplements, and we believe, the best avenue for marketing the Company’s products. Furthermore, we announced a unique ‘inside-out’ approach to anti-aging with the launch of our second product, TrueScience Anti-Aging Cream. On the inside of the body, Protandim, our flagship nutritional supplement, has been clinically proven to reduce the rate of cellular aging. Offering a unique, effective skin care product to address the skin, or the ‘outside,’ was a logical extension of our Protandim product line. Continuing with our expansion, we entered the international market with a pre-launch in Mexico, which ranks among the top five countries in terms of network marketing, with a full launch anticipated later this year.”
“The increase in yearly as well as fourth quarter revenue is directly attributable to our launch into network marketing as well as the addition of a team of some of the most sought after and highest producing independent distributors in the network marketing industry,” added Brown. “Furthermore, we believe our executive team members, CFO Carrie Carlander and COO Kirby Zenger, have proven to be tremendous assets to the Company. Carrie has an impressive background and track record with dynamic public companies with proven abilities in corporate governance, strategic planning, investor relations, and finance. Kirby brings varied and invaluable experience from the network marketing industry as well as traditional business and has a proven track record in building and growing network marketing sales organizations at an impressive rate. We believe the team we now have in place can best continue to move the Company forward and significantly impact the growth of our network marketing distribution model.”
Carrie Carlander, CFO, added: “Earlier this year, LifeVantage launched into the network marketing sales channel and we look forward to continuing to realize the benefits of our new team and revenue model. Most of the expenses related to the addition of the new team, marketing expenses necessary to re-launch the Company and our second product, TrueScience Anti-Aging Cream, as well as litigation expenses have now been recognized. We have also implemented reductions in overhead and operating expenses and moving forward we are poised to execute our growth plans with a more efficient corporate and operational structure.”
Key Corporate Developments
Third Patent for Protandim Issued
In September 2009, the Company announced that it had been granted a third patent for Protandim, "Methods for Enhancing Antioxidant Enzyme Activity and Reducing C-Reactive Protein Levels,” which was issued on August 25, 2009. This patent claims the use of Protandim for increasing antioxidant enzyme activity and further documents Protandim’s effect on antioxidant enzymes in vivo, describing anti-inflammatory effects such as the lowering of C-reactive protein. C-reactive protein is widely considered by doctors and researchers as an indicator of the amount of inflammation present in the body. Elevated basal levels of C-reactive protein are considered risk factors for diabetes, hypertension, and cardiovascular disease.

Mexico Pre-Launch Announced
In August 2009, the Company announced that it was entering the international market with a pre-launch in Mexico, one of the top network marketing countries in the world, with independent distributor applications and orders being accepted in anticipation of a launch later this year. Network marketing companies have traditionally achieved outstanding results in Mexico and that, coupled with the fact that LifeVantage has strong distributor relationships in the country, were key factors in the expansion decision. As well, nutrition and wellness product sales are booming in Mexico and the Company believes that Protandim and TrueScience are ideal for this market, especially with the research and science that supports the Company’s products.
TrueScience Anti-Aging Cream Launched
In June 2009, the Company launched its LifeVantage TrueScience Anti-Aging Cream, a scientifically-based, groundbreaking and unique skin care product which includes natural and effective ingredients, including those found in Protandim. This new, proprietary skin care formula was developed in association with Kimberly Stone, M.D., a Denver-based board certified dermatologist, and is formulated to protect the skin from a variety of factors that contribute to aging and the symptoms of unhealthy skin.
Peer-Reviewed Publications Surrounding Protandim
During fiscal year 2009, several peer-reviewed preclinical studies involving our flagship product Protandim, were published.
In April 2009, the findings from a Louisiana State University peer-reviewed study were published in the journal PLoS ONE, an international, peer-reviewed, open-access journal published by the Public Library of Science. The abstract was entitled “Protandim, a Fundamentally New Antioxidant Approach in Chemoprevention Using Mouse Two-Stage Skin Carcinogenesis as a Model”. A two-stage mouse skin carcinogenesis study was performed to investigate whether Protandim could suppress tumor formation by a dietary approach. The preclinical study concluded that overall, induction of antioxidant enzymes by Protandim may serve as a practical and potent approach for cancer prevention.
In February 2009, the results of a preclinical study were published in the journal Free Radical Biology and Medicine. The study was conducted by scientists at the University of Colorado Denver and Ochsner Medical Center and demonstrated that all five of Protandim’s active ingredients contribute synergistically to the composition’s activity, allowing it to work at low, pharmacologically attainable doses of each. Even low doses of Protandim were shown to induce human cells to increase their production of many antioxidant enzymes, and other anti-aging factors.
Furthermore, this study demonstrated that the synergistic impact of the active ingredients used in the formulation of Protandim increases the cell’s production of glutathione, a key antioxidant and anti-aging factor, by more than 300 percent, as well as increases the important antioxidant enzyme heme oxygenase-1. Glutathione plays a key role in the immune system and when glutathione levels drop, a person’s ability to fight disease decreases. The study also demonstrated that Protandim delivered antioxidant benefits to cells in ways that are not affected at all by conventional direct antioxidants such as vitamins E and C.
Protandim is currently the subject of approximately 20 independent scientific studies at various universities and research facilities. The nature and stages of the studies vary, as some are still in planning stages, while other studies are currently in progress. Universities and institutions conducting research include the University of Colorado; Colorado State University; Denver Health Medical Center; Children’s Hospital, Denver; the University of Florida; the University of Kentucky; the University of Michigan; Louisiana State University; Ohio State University; Vanderbilt University; Glamorgan University, Wales; Sahlgrenska University Hospital, Sweden; Harvard University; and the Mexican Institute of Social Security, Mexico City. The various studies deal with the alleviation of oxidative stress under the following conditions: altitude sickness, non-alcoholic steatohepatitis, lung antioxidant status in withdrawing alcoholics, autonomic physiology and aging, skin cancer, photoaging of the skin, osteoarthritis, HIV/AIDS-associated lipodystrophy, pulmonary hypertension, periodontal disease, heart disease, coronary artery bypass graft failure, asthma, Duchenne muscular dystrophy, metabolic syndrome, and optic neuropathy.

About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science-based, nutraceutical company dedicated to helping people reach their health and wellness goals. Founded in 2003 and based in San Diego, CA, LifeVantage develops products, including Protandim®, that deliver significant health benefits to consumers. For more information, visit www.LifeVantage.com.
About Protandim®
Protandim® is a clinically proven supplement that provides substantial benefits for healthy aging. This patented indirect antioxidant therapy works in a very different way than conventional foods such as red wine, oranges, blueberries or other popular antioxidant supplements. Unlike those types of products that have proven to be largely ineffective in reducing oxidative stress caused by free radicals, Protandim® is an indirect antioxidant therapy, which stimulates the body’s production of its own powerful antioxidant enzymes. Protandim® works at the cellular level, triggering cells to naturally increase production of protective antioxidant enzymes such as superoxide dismutase (SOD), catalase, and glutathione synthase.
A peer-reviewed human clinical study showed that after Protandim® was taken for 30 consecutive days, important biochemical markers of aging were decreased by an average of 40%. The study also reported that these markers of aging were reduced in the subjects taking Protandim® to the level of a typical 20 year old. Protandim® is currently the subject of approximately 20 scientific studies at various universities and research facilities. The nature and stages of the studies vary, as some of the testing is at a preliminary stage, while other studies using Protandim® are currently in progress. For more information about Protandim®, visit www.LifeVantage.com.
About LifeVantage TrueScience™ Anti-Aging Cream
LifeVantage TrueScience™ is scientifically-based and contains cutting-edge ingredients, including those found in Protandim®. LifeVantage TrueScience™ Anti-Aging Cream gives skin a beautiful, even and smooth tone, diminishes the appearance of fine lines and wrinkles, and provides a vibrant and glowing appearance. LifeVantage TrueScience™ also improves skin smoothness and pigmentation, while increasing skin moisture. For more information about LifeVantage TrueScience™, visit www.LifeVantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the potential failure or unintended negative consequences of the implementation of our network marketing sales channel; our ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the potential for third party and governmental actions involving our network marketing sales channel; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect our business; future laws or regulations may hinder or prohibit the production or sale of our existing product and any future products; unfavorable publicity could materially hurt our business; and the Company’s ability to protect our intellectual property rights and the value of our product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the caption “Risk Factors”, and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
*These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.
Investor Contact:
Ioana C. Hone
(858) 312-8000 Ext. 4
Media Contact:
For LifeVantage Corporation
Jan Strode, 619-890-4040
Jean Golden, 612-385-2324

LIFEVANTAGE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	June 30, 2009	June 30, 2008

Sales, net	$4,141,304	$3,200,174
Cost of sales	852,804	695,386

Gross profit	3,288,500	2,504,788

Operating expenses:
Sales and marketing	4,107,768	1,655,461
General and administrative	6,588,414	2,108,338
Research and development	224,366	324,106
Depreciation and amortization	173,030	219,690

Total operating expenses	11,093,578	4,307,595

Operating (loss)	(7,805,078)	(1,802,807)

Other income and (expense):
Interest income	20,474	45,315
Interest (expense)	(1,330,030)	(296,947)

Total other (expense) income	(1,309,556)	(251,632)

Net (loss)	$(9,114,634)	$(2,054,439)

Net (loss) per share, basic and diluted	$(0.23)	$(0.09)

Weighted average shares outstanding, basic and diluted	40,360,592	22,710,096

The Notes included in the Form 10-K for the year ended June 30, 2009 are an integral part of these financial statements.

LIFEVANTAGE CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2009	June 30, 2008
ASSETS
Current assets
Cash and cash equivalents	$608,795	$196,883
Restricted Cash	259,937	—
Marketable securities, available for sale	520,000	1,100,000
Accounts receivable, net	648,116	98,008
Equity raise receivable	119,750	—
Inventory	740,014	104,415
Deferred expenses	10,000	72,049
Deposit with manufacturer	6,482	277,979
Prepaid expenses	72,738	124,049

Total current assets	2,985,832	1,973,383
Long-term assets
Marketable securities, available for sale	130,000	—
Property and equipment, net	274,741	63,559
Intangible assets, net	2,175,281	2,270,163
Deferred debt offering costs, net	83,023	193,484
Deposits	66,795	48,447

TOTAL ASSETS	$5,715,672	$4,549,036

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current liabilities
Accounts payable	$2,029,290	$139,803
Accrued expenses	822,024	338,268
Deferred revenue	—	510,765
Escrow for equity offering	259,937	—
Revolving line of credit and accrued interest	581,444	166,620
Capital lease obligations, current portion	41,490	846

Total current liabilities	3,734,185	1,156,302

Long-term liabilities
Deferred rent	23,677	—
Derivative warrant liability	8,429,710	—
Convertible debt, net of discount	382,194	223,484

Total liabilities	12,569,766	1,379,786

Commitments and contingencies
Stockholders’ (deficit) equity
Preferred stock — par value $.001, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, — par value $.001, 250,000,000 shares authorized and 53,968,628 and 24,766,117 issued and outstanding as of June 30, 2009 and 2008, respectively
	53,969	24,766
Additional paid-in capital	16,964,927	17,902,840
Accumulated (deficit)	(23,872,990)	(14,758,356)

Total stockholders’ (deficit) equity	(6,854,094)	3,169,250

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$5,715,672	$4,549,036

The Notes included in the Form 10-K for the year ended June 30, 2009 are an integral part of these financial statements.